As filed with the Securities and Exchange Commission on October 10, 2002

Registration No. 333-88632

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
POST-EFFECTIVE AMENDMENT NO. 1 ON
FORM S-3
TO FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

AMERITRADE HOLDING CORPORATION
(Exact name of registrant as specified in its charter)

DELAWARE (State or other jurisdiction of incorporation or organization)	82-0543156 (I.R.S. Employer Identification No.)

4211 South 102nd Street
Omaha, Nebraska 68127
(Address of principal executive offices) (zip code)

Ellen L. S. Koplow, Esq.
Ameritrade Holding Corporation
134 National Business Parkway
Fourth Floor
Annapolis Junction, Maryland 20701
(Name and address of agent for service)

Telephone number, including area code, of agent for service: (240) 568-3503 copy to

Carol S. Rivers, Esq.
Mayer, Brown, Rowe & Maw
190 S. LaSalle Street
Chicago, Illinois 60603

Approximate date of commencement of proposed sale to the public: From time to time after the Registration Statement becomes effective.

If the only securities being registered on this form are being offered pursuant to dividend or interest reinvestment plans, please check the following box: [ ]

If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box: [x]

If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering: [ ]

If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box: [ ]

     Ameritrade Holding Corporation (the “Registrant”), the successor issuer to Ameritrade Online Holdings Corp., formerly known as Ameritrade Holding Corporation (“AOH”), hereby amends its Registration Statement on Form S-4 (File No. 333-88632) (the “Form S-4”), by filing this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 relating to 1,037,745 shares of the Registrant’s common stock, par value $0.01. All shares covered hereby are issuable by the Registrant upon the exercise of options to purchase shares of the Registrant’s common stock issued in substitution for options to purchase common stock of Datek Online Holdings Corp. (“Datek”) in connection with the merger of Datek with a wholly-owned subsidiary of the Registrant. The shares covered hereby were previously registered on the Form S-4 and are being transferred to this Post-Effective Amendment No. 1 on Form S-3 to the Form S-4 pursuant to the provisions of Rule 401(e) under the Securities Act of 1933. All filing fees payable in connection with the registration of these securities were previously paid by the Registrant in connection with the filing of the Form S-4.

Item 12. Incorporation of documents by reference.

     The following documents, which have heretofore been filed by the Registrant with the Securities and Exchange Commission (the “SEC”) or assumed by the Registrant as the successor issuer to AOH are incorporated by reference herein and shall be deemed to be a part hereof:

a.	Form 10-K for the year ended September 28, 2001;

b.	Forms 10-Q for the quarters ended December 31, 2001, March 29, 2002 and June 28, 2002;

c.	Forms 8-K filed November 20, 2001, April 9, 2002, August 30, 2002, September 5, 2002 and September 16, 2002; and

d.	The description of the Registrant’s Common Stock contained in the Registrant’s registration statement on Form 8-A filed on September 5, 2002.

     All documents subsequently filed by the Registrant pursuant to Sections 13(a), 13(c), 14 and 15(d) of the Exchange Act, prior to the filing of a post-effective amendment which indicates that all securities offered have been sold or which deregisters all securities then remaining unsold, shall be deemed to be incorporated herein by reference and shall be deemed a part hereof from the date of filing of such documents.

     The Registrant files reports, proxy statements and other information with the SEC under the Exchange Act. You may read and copy that information at the SEC’s public reference room at 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You may obtain information on the operation of the Public Reference Room by calling the SEC at 1-800-SEC-0330. The SEC also maintains an Internet website that contains reports, proxy statements other information about issuers, including the Registrant, that file electronically with the SEC. The address of that site is http://www.sec.gov.

     The Registrant will provide at no charge upon oral or written request to each person, including any beneficial owner, to whom a prospectus forming part of this registration statement is delivered a copy of any or all of the information that has been incorporated by reference in the prospectus but not delivered with the prospectus. Such requests should be directed to Ameritrade Holding Corporation, 4211 South 102nd Street, Omaha, Nebraska 68127, Attention: Investor Relations (402) 331-7856.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 16. Exhibits.

     See the Exhibit Index, which is incorporated herein by reference.

SIGNATURES

     Pursuant to the requirements of the Securities Act of 1933, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Post-Effective Amendment No. 1 to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Omaha, Nebraska, on October 10, 2002.

Ameritrade Holding Corporation

By:

/s/ JOHN R. MACDONALD Name: John R. MacDonald Its: Executive Vice President, Chief Financial Officer and Treasurer

     Each person whose signature appears below constitutes and appoints each of J. Joe Ricketts, Joseph H. Moglia and John R. MacDonald such person’s true and lawful attorney-in-fact and agent of the undersigned, with full power of substitution and resubstitution, to sign any and all amendments (including post-effective amendments) to this Post-Effective Amendment No. 1, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission.

     Pursuant to the requirements of the Securities Act of 1933, this Post-Effective Amendment No. 1 has been signed below by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ JOSEPH H. MOGLIA Joseph H. Moglia	Chief Executive Officer (Principal Executive Officer)	October 10, 2002

/s/ JOHN R. MACDONALD John R. MacDonald	Executive Vice President, Chief Financial Officer and Treasurer (Principal Financial and Accounting Officer)	October 10, 2002

/s/ J. JOE RICKETTS J. Joe Ricketts	Director	October 10, 2002

Michael D. Fleisher	Director	October , 2002

/s/ GLENN H. HUTCHINS Glenn H. Hutchins	Director	October 10, 2002

/s/ C. KEVIN LANDRY C. Kevin Landry	Director	October 10, 2002

Signature	Title	Date

/s/ MARK L. MITCHELL Mark L. Mitchell	Director	October 10, 2002

/s/ STEPHEN PAGLIUCA Stephen Pagliuca	Director	October 10, 2002

/s/ J. PETER RICKETTS J. Peter Ricketts	Director	October 10, 2002

/s/ THOMAS S. RICKETTS Thomas S. Ricketts	Director	October 10, 2002

EXHIBIT INDEX

Exhibit Number	Description of Document

4.1	Form of Certificate for Common Stock (incorporated by reference to Exhibit 4.1 to the Form 8-A filed September 5, 2002)

5.1*	Opinion of Mayer, Brown, Rowe & Maw

15.1	Independent accountants' awareness letter

23.1	Consent of Deloitte & Touche LLP

23.2	Consent of Mayer, Brown, Rowe & Maw (included in Exhibit 5.1)

*     Previously filed.